UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2005

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  Completion of Acquisition or Disposition of Assets

On January 31, 2005, 3Com Corporation (“3Com”) announced that the merger of Topaz Acquisition Corporation (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of 3Com, with and into TippingPoint Technologies, Inc. (“TippingPoint”), a Delaware corporation, was consummated in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 13, 2004, by and among 3Com, Merger Sub and TippingPoint (the “Merger”). As a result of the Merger, TippingPoint is now a wholly owned subsidiary of 3Com.

Pursuant to the Merger Agreement, each outstanding share of common stock, $0.01 par value, of TippingPoint has been converted into the right to receive $47.00 in cash, without interest.  Additionally, each outstanding option to purchase common stock of TippingPoint has been assumed by 3Com and now represents an option to acquire shares of common stock of 3Com on the terms and conditions set forth in the Merger Agreement.

A copy of 3Com’s press release announcing the completion of the Merger is attached hereto as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)                                 Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(c)                                  Exhibits

The following exhibit is filed herewith:

99.1	Text of Press Release, dated January 31, 2005, titled “3com Finalizes Acquisition of TippingPoint Technologies, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: January 31, 2005	By:	/s/ Donald M. Halsted, III
Donald M. Halsted, III
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Text of Press Release, dated January 31, 2005, titled “3com Finalizes Acquisition of TippingPoint Technologies, Inc.”